Exhibit 99.1

Press Release

Contact:

eLoyalty Corporation

Steve Pollema

(847) 582-7100

ir@eloyalty.com

eLoyalty Reports First Quarter 2007 Results

LAKE FOREST, IL, May 9, 2007 – eLoyalty Corporation (Nasdaq: ELOY), a leading enterprise CRM services and solutions company, today announced financial results for the first quarter ended March 31, 2007.

For the first quarter of 2007, total revenue was $27.9 million and the net loss was $4.5 million. The net loss available to common shareholders was $0.61 per share. eLoyalty realized an “Adjusted Earnings1” loss of $0.5 million for the first quarter of 2007, a $1.4 million improvement over the prior year period. Adjusted Earnings is a non-GAAP measure. For a reconciliation of Adjusted Earnings loss to operating loss, see the accompanying schedule.

The following is a summary of revenue by major component:

Highlights

eLoyalty focuses on two emerging market niches: Behavioral Analytics™ and Cisco’s Converged IP for Contact Centers (“CIPCC”). The Company’s significant achievements in the first quarter of 2007 include:

•	Increased Services revenue 31% year over year and 11% sequentially

•	Grew CIPCC Services revenue 60% and Behavioral Analytics™ revenue 685% year over year

•	Increased CIPCC Managed Services Backlog[2] 43% sequentially

•	Built total Managed Services Backlog to a record $64.2 million

•	Improved Adjusted Earnings by $1.4 million year over year

•	Closed 2 new Behavioral Analytics™ assessments and converted one client to production status

Deferred Revenue

eLoyalty deferred revenue of $1.1 million during the first quarter of 2007 related to Behavioral Analytics™ contracts and CIPCC multi-element contracts. The Company recognized $0.7 million of previously deferred revenue during the quarter.

As of March 31, 2007, the Company had deferred revenue of $8.1 million related to Behavioral Analytics™ contracts and CIPCC multi-element contracts. It is anticipated that $3.0 million of this deferred revenue will be recognized over the next twelve months.

Expense Classification Changes

Beginning this quarter, eLoyalty will classify certain expenses that have been previously reported within Cost of Services as Selling, General, and Administrative. We believe this revised classification will provide a clearer understanding of the key profit/loss drivers and investments in our business. These changes are the result of the ongoing evolution of our business model from Consulting to Managed services and the investments we are making to build market share and competitive advantage with our Behavioral Analytics™ service line.

The changes, which will be reflected prospectively in our Income Statement, are as follows:

•	Costs associated with Behavioral Analytics™ solution development and certain other Managed services administrative and support costs

•	Non-billable costs associated with our vertical industry teams, made up of industry experts, account partners, and project managers

•	Costs associated with overall delivery management and administrative support personnel

The impact of these changes in the first quarter of 2007 was to decrease Cost of Services and, correspondingly, increase Selling, General, and Administrative expense by $4.7 million.

Current Business Outlook

eLoyalty provides guidance for Services revenue only, as Product revenue from the sale of third-party software and hardware can fluctuate substantially between periods and is not a primary focus of the Company’s business.

The Company’s guidance for the second quarter of 2007 is to achieve Services revenue in the range of $22.0 million to $23.0 million. The Company’s objective is to achieve the mid-point of this range, and not to exceed or fall below the range by more than 5%.

Conference Call Information

eLoyalty management will host a conference call at 5:00 p.m. ET on Wednesday, May 9, 2007. A webcast of the conference call and slide presentation will be available live via the Internet at the Investor Relations section of eLoyalty’s web site at http://www.eloyalty.com/investor/ where this press release, as well as other financial information that will be discussed on that call, is also available. For those who cannot access the live broadcast, or the continued availability on eLoyalty’s website, a replay of the conference call will also be available beginning approximately two hours after the call is completed until May 23, 2007, by dialing (800) 642-1687 or, for international callers, (706) 645-9291. To access the replay, participants will be required to enter the Conference ID of 5812303.

About eLoyalty

eLoyalty is a leading management consulting, systems integration, and managed services company focused on optimizing customer interactions. With professionals throughout North America and an additional presence in Europe, eLoyalty offers a broad range of enterprise CRM services and solutions that include: creating customer strategies; defining technical architectures; improving sales, service and marketing processes; and selecting, implementing, integrating, supporting and hosting best-of-breed CRM and analytics software applications. eLoyalty is focused on growing and developing its business through two primary Service Lines: Behavioral Analytics™ and Converged Internet Protocol Contact Center Solutions. For more information about eLoyalty, visit www.eloyalty.com or call 877-2ELOYAL.

Safe Harbor Statement

Safe Harbor Statement under the Private Securities Act of 1995: Statements in this news release that are forward-looking statements are subject to various risks and uncertainties concerning specific factors described in eLoyalty’s Form 10-K and other filings with the U.S. Securities and Exchange Commission. Such information contained herein represents management’s best judgment as of the date hereof based on information currently available. eLoyalty does not intend to update this information and disclaims any legal obligation to the contrary. Historical information is not necessarily indicative of future performance.

1	eLoyalty presents Adjusted Earnings, a non-GAAP measure that represents cash earnings performance, excluding the impact of non-cash expenses and expense reduction activities, because management believes that Adjusted Earnings provide investors with a better understanding of the results of eLoyalty’s operations. Management believes that Adjusted Earnings reflect eLoyalty’s resources available to invest in its business and strengthen its balance sheet. In addition, expense reduction activities can vary significantly between periods on the basis of factors that management does not believe reflect current-period operating performance. Although similar adjustments for expense reduction activities may be recorded in future periods, the size and frequency of these adjustments cannot be predicted. The Adjusted Earnings measure should be considered in addition to, not as a substitute for or superior to, operating income, cash flows or other measures of financial performance prepared in accordance with GAAP.

2	The terms of each Managed services contract range from one to five years. eLoyalty uses the term “backlog” with respect to its Managed services engagements to refer to the expected revenue to be received under the applicable contract, based on its currently contracted terms and, when applicable, currently anticipated levels of usage and performance. Actual usage and performance might be greater or less than anticipated. In general, eLoyalty’s Managed services contracts may be terminated by the customer without cause, but early termination by a customer usually requires a substantial early termination payment.

eLoyalty Corporation

150 Field Drive, Suite 250

Lake Forest, Illinois 60045

www.eloyalty.com

t 847.582.7000

f 847.582.7001

eLoyalty Corporation

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited and in thousands, except per share data)

	For the Three Months Ended
	March 31, 2007	April 1, 2006
Revenue:
Services	$22,177	$16,879
Product	4,407	1,960

Revenue before reimbursed expenses (net revenue)	26,584	18,839
Reimbursed expenses	1,338	788

Total revenue	27,922	19,627

Operating Expenses:
Cost of services	14,737	14,248
Cost of product	3,514	1,182

Cost of revenue before reimbursed expenses	18,251	15,430
Reimbursed expenses	1,338	788

Total cost of revenue, exclusive of depreciation and amortization shown below:	19,589	16,218
Selling, general and administrative	12,438	6,033
Severance and related costs	—	387
Depreciation and amortization	773	534

Total operating expenses	32,800	23,172

Operating loss	(4,878)	(3,545)
Interest and other income (expense), net	327	150

Loss before income taxes	(4,551)	(3,395)
Income tax benefit (provision)	4	(42)

Net loss	(4,547)	(3,437)
Dividends related to Series B preferred stock	(366)	(366)

Net loss available to common stockholders	$(4,913)	$(3,803)

Basic net loss per common share	$(0.61)	$(0.58)

Diluted net loss per common share	$(0.61)	$(0.58)

Shares used to calculate basic net loss per share	8,035	6,596

Shares used to calculate diluted net loss per share	8,035	6,596

Non-cash compensation, primarily restricted stock, included in individual line items above:
Cost of services	$296	$257
Selling, general and administrative	3,311	449

eLoyalty Corporation

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited and in thousands, except share and per share data)

	March 31, 2007	December 30, 2006
ASSETS:
Current Assets:
Cash and cash equivalents	$30,412	$31,645
Restricted cash	307	283
Receivables, (net of allowances of $93 and $93)	16,327	12,816
Prepaid expenses	7,032	5,352
Other current assets	2,929	2,125

Total current assets	57,007	52,221
Equipment and leasehold improvements, net	5,057	4,793
Goodwill	2,643	2,643
Intangibles, net	1,003	1,034
Other long-term assets	4,707	3,877

Total assets	$70,417	$64,568

LIABILITIES AND STOCKHOLDERS’ EQUITY:
Current Liabilities:
Accounts payable	$6,295	$4,247
Accrued compensation and related costs	4,143	3,479
Unearned revenue	10,729	7,435
Other current liabilities	4,562	4,420

Total current liabilities	25,729	19,581
Long-term unearned revenue	7,746	5,411
Other long-term liabilities	67	60

Total liabilities	33,542	25,052

Commitments and contingencies	—	—
Redeemable Series B convertible preferred stock, $0.01 par value; 5,000,000 shares authorized and designated; 4,090,549 and 4,098,369 shares issued and outstanding with a liquidation preference of $21,227 and $21,633 at March 31, 2007 and December 30, 2006, respectively	20,862	20,902

Stockholders’ Equity:
Preferred stock, $0.01 par value; 35,000,000 shares authorized; none issued and outstanding	—	—
Common stock, $0.01 par value; 50,000,000 shares authorized; 9,398,548 and 9,078,794 shares issued at March 31, 2007 and December 30, 2006; and 9,331,197 and 9,078,794 outstanding at March 31, 2007 and December 30, 2006, respectively	94	91
Additional paid-in capital	165,369	162,059
Accumulated deficit	(144,357)	(139,810)
Treasury stock, at cost, 67,351 shares	(1,386)	—
Accumulated other comprehensive loss	(3,707)	(3,726)

Total stockholders’ equity	16,013	18,614

Total liabilities and stockholders’ equity	$70,417	$64,568

eLoyalty Corporation

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited and in thousands)

	For the Three Months Ended
	March 31, 2007	April 1, 2006
Cash Flows from Operating Activities:
Net loss	$(4,547)	$(3,437)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	773	534
Non-cash compensation	3,607	706
Changes in assets and liabilities:
Receivables	(3,500)	(1,252)
Prepaid expenses	(2,504)	(931)
Accounts payable	2,049	191
Accrued compensation and related costs	661	351
Unearned revenue	5,612	1,312
Other liabilities	504	1,827
Other assets	(785)	(555)

Net cash provided by (used in) operating activities	1,870	(1,254)

Cash Flows from Investing Activities:
Capital expenditures and other	(1,007)	(503)

Net cash used in investing activities	(1,007)	(503)

Cash Flows from Financing Activities:
Acquisition of treasury stock	(1,386)	—
Payment of Series B dividends	(732)	(732)
Proceeds from exercise of stock options	8	38
Other	1	115

Net cash used in financing activities	(2,109)	(579)

Effect of exchange rate changes on cash and cash equivalents	13	75

Decrease in cash and cash equivalents	(1,233)	(2,261)
Cash and cash equivalents, beginning of period	31,645	17,851

Cash and cash equivalents, end of period	$30,412	$15,590

eLoyalty Corporation

CALCULATION OF ADJUSTED EARNINGS MEASURE

(Unaudited and in thousands)

	For the Three Months Ended
	March 31, 2007	April 1, 2006
GAAP — Operating loss	$(4,878)	$(3,545)

Add back (reduce) the effect of:
Non-cash compensation	3,607	706
Severance and related costs	—	387
Depreciation and amortization	773	534

Adjusted earnings measure — loss	$(498)	$(1,918)